EX-24.3

Assured Guaranty Ltd.
Power of Attorney
Section 16(a) Reports

 The undersigned, in her capacity as an executive officer of Assured Guaranty
Ltd., does hereby appoint each of Robert A. Bailenson, Dominic J. Frederico,
Ivana M. Grillo, Richard J. Bauerfeld and Ling Chow, her true and lawful attorney, to execute in her name, place and stead, in her capacity as a director and/or executive officer of said company, any and all reports required by
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any and all amendments thereto, and all other documents necessary or incidental in connection therewith, and to file or cause to be filed the same with the Securities and Exchange Commission, the New York Stock Exchange and
such other exchanges and authorities as may be necessary or appropriate.  Said attorneys shall each have full power and authority to do and perform, in the name and on behalf of the undersigned, in any and all capacities, each and every act requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of any of said attorneys.
 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16(a) of the
Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by Assured Guaranty Ltd. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
 IN TESTIMONY WHEREOF, the undersigned has executed this instrument this 22nd day of February, 2022.

            /s/ Holly Horn